SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): February 24, 2003


                         HEALTHY PLANET PRODUCTS, INC.
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                Exact Name of Registrant as Specified in Its Charter

                                 Delaware
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                 (State or Other Jurisdiction of Incorporation)

       1-13048                                       92-2601764
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(Commission File Number)                 (IRS Employer Identification Number)


  1700 Corporate Circle Petaluma, CA                         94954
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(Address of Principal Executive Offices)                    Zip Code


                               (707) 778-2280
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
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          (Former Name or Former Address if Changed Since Last Report)







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Item 5. Other Events

As previously reported, Healthy Planet Products, Inc. ("Healthy Planet" or the "Company") has sustained losses from continuing operations in its last six fiscal years and its financial statements have been issued on a going concern basis for over two years. Due to further losses and a further decline in revenues due to economic conditions, the Company's liabilities exceed it assets and it is no longer able to meet its financial obligations as they come due. Under such circumstances, the Company believed that its best alternative would be to engage the services of an independent fiduciary and professional consultant to operate the Company on an interim basis and to effectuate the sale of the Company's business and/or its assets.

On February 24, 2003, the Board of Directors authorized the Company to enter into an assignment for the benefit of creditors with EM Capital, Inc. ("EMC") as Assignee. Due to the nature of the Company's business and its receivables, the Company believes that an assignment for the benefit of creditors could result in a greater sale or disposition value of the Company's business and its assets than a proceeding under the Bankruptcy Act. Creditors will file proofs of claims with the Assignee who will distribute available cash in accordance with creditor priority. Since the Company's liabilities far exceed its assets, it is not expected that there will be any distributions to the Company's common shareholders. EMC can be contacted at 825 Van Ness Avenue, Suite 301, San Francisco, CA 94109; Telephone (925) 376-8700. It is also expected that, by March 5, 2003, EMC will maintain a website at www.emcapital.com/healthyplanet to provide further information and updates on its progress. Interested persons can also correspond by E-mail to healthyplanet@emcapital.com.

Since the Company's common stock is held of record by less than 300 persons and its total assets have not exceeded $10 million on the last day of any of the Company's three most recent fiscal years, Healthy Planet will be submitting to the Commission a certification and notice of termination of the registration of its common stock under Section 12(g) of the Securities Exchange Act. Effective with the execution of the assignment for the benefit of creditors, and due to the deregistration of the Company's common stock, Gregory C. McPherson resigned as interim president of the Company.


                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTHY PLANET PRODUCTS, INC.


Dated: February 28, 2003                 By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Secretary

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